UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/30/2005

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On November 30, 2005, Donald G. Southwell, President and Chief Operating Officer and a member of the Board of Directors of Unitrin, Inc. (the "Company"), adopted a written trading plan ("Plan") pursuant to Securities and Exchange Commission Rule 10b5-1, under which he will exercise certain employee stock options and sell the underlying shares in accordance with the directions specified in the Plan during a period ending no later than May 1, 2006. The options covered by the Plan expire on May 1, 2006 and relate to grants originally awarded to Mr. Southwell in 1996. They enable Mr. Southwell to purchase up to 38,243 shares of the Company's common stock. Mr. Southwell adopted the Plan as part of the implementation of his personal investment objectives of broader investment diversification. The Plan is designed to accomplish this investment strategy in connection with the exercise of soon-to-expire options in a non-discretionary manner with minimal market impact and compliance with Rule 10b5-1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: December 01, 2005	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel and Secretary